UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Edesa Biotech, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V92036 - P50191 EDESA BIOTECH, INC. 2026 Annual General and Special Meeting Vote by May 26, 2026 11:59 p.m. Eastern Time You invested in EDESA BIOTECH, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual General and Special Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 27, 2026. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 13, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1 - 800 - 579 - 1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote in Person at the Meeting* May 27, 2026 10:30 a.m. (Eastern Time) Edesa Biotech, Inc. 100 Spy Court Markham, Ontario L3R 5H6, Canada EDESA BIOTECH, INC. 100 SPY COURT MARKHAM, ONTARIO L3R 5H6, CANADA

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V92037 - P50191 For 1. The election of seven (7) directors, nominated by our Board, to serve until our annual general and special meeting of shareholders to be held in 2027 or until their successors are duly elected and qualified; Nominees: Joan Chypyha 1a. For David Liu, PhD 1b. For Sean MacDonald 1c. For Patrick Marshall 1d. For Pardeep Nijhawan, M.D. 1e. For Charles Olson, D.Sc. 1f. For Carlo Sistilli, CPA, CMA 1g. For 2. Advisory Vote on Executive Compensation Approve, on an advisory basis, our executive compensation (“Say on Pay”). For 3 . Amendment to the Company’s 2019 Equity Incentive Compensation Plan The amendment to the Company’s 2019 Equity Incentive Compensation Plan (the “ 2019 Plan”) to (i) increase the number of shares available for issuance under the 2019 Plan by 750 , 000 shares and (ii) eliminate the annual per participant option grant limit . For 4. Appointment of Auditors and Independent Registered Public Accounting Firm Appointment of MNP LLP as our auditors and independent registered public accounting firm for the ensuing year. Voting Items Board Recommends